UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COPART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online

Go to www.investorvote.com/CPRT or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by December 1, 2026 at 1:00 a.m., Central Standard Time.

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Copart, Inc. Annual Stockholders’ Meeting to be Held on December 1, 2026

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice and Proxy Statement and Annual Report are available at:

www.investorvote.com/CPRT

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.investorvote.com/CPRT.
Step 2:	Click on the icon on the right to view meeting materials.
Step 3:	Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before November 21, 2026 to facilitate timely delivery.

2 N O T

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Stockholder Meeting Notice

Copart, Inc.’s Annual Meeting of Stockholders will be held on December 1, 2026 at 14185 Dallas Parkway, Suite 300, Dallas, TX 75254, at 8:00 a.m. Central Standard Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5:

1.

To elect the twelve nominees for director named in this proxy statement to hold office until our 2027 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

01 - Willis J. Johnson

02 -  A. Jayson Adair

03 - David J. Berger

04 - Matt Blunt

05 - Steven D. Cohan

06 - Daniel J. Englander

07 - Stephen Fisher

08 - Cherylyn Harley LeBon

09 - James E. Meeks

10 - Diane M. Morefield

11 - Carl D. Sparks

12 - Thomas N. Tryforos

2.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2026.
3.	To ratify the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2027.
4.	To approve the amendment, restatement and extension of our 2007 Equity Incentive Plan, including an amendment to increase the number of shares reserved for issuance thereunder.
5.

To approve the grant of an option to acquire 20,000,000 shares of our common stock to A. Jayson Adair, our executive chairman and chief executive officer, as more fully described in the proxy statement.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

For directions to the annual meeting please refer to the proxy statement.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
– Internet - Go to www.investorvote.com/CPRT.
– Phone - Call us free of charge at 1-866-641-4276.

–  Email - Send an email to investorvote@computershare.com with “Proxy Materials Copart, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by November 21, 2026.